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                                                                   EXHIBIT 21.1.

    LIST OF SUBSIDIARIES:

       DIRECT:

             Busey Bank
             Busey Bank Florida
             Busey Investment Group, Inc.
             First Busey Resources, Inc.
             First Busey Capital Trust I

       INDIRECT:

             First Busey Trust & Investment Co.
             First Busey Securities, Inc.
             Busey Insurance Services, Inc.
             B.A.T., Inc.


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